BARK Announces Receipt of Notice of Non-Compliance with the NYSE Continued Listing Standards

NEW YORK – July 11, 2025 – BARK, Inc. (“BARK” or the “Company”) (NYSE: BARK), a leading global omnichannel dog brand with the mission to make all dogs happy, announced today that the New York Stock Exchange (the “NYSE”) issued a notice (the “Notice”) on July 10, 2025 informing the Company that it is no longer in compliance with its continued listing standards set forth in Section 802.01C (the “Minimum Stock Price Standard”) because the average closing price of the Company’s common stock was less than $1.00 per share over a consecutive 30 trading-day period ended July 9, 2025.

Under Section 802.01C, the Company has six months following receipt of the Notice to regain compliance with the listing standard. Compliance can be achieved if on the last trading day of any calendar month during the cure period (or the last trading day of the cure period) the Company has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the prior 30 trading-day period ending on the last trading day of the applicable calendar month or the cure period. The Company intends to remain listed on the NYSE and is considering all available options to regain compliance with the NYSE’s continued listing standards, including, but not limited to, a reverse stock split, subject to stockholder approval.

The Notice has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and traded on the NYSE during such cure period, subject to the Company’s compliance with other NYSE continued listing standards. Furthermore, the Notice is not anticipated to impact the ongoing business operations of the Company or its reporting requirements with the U.S. Securities and Exchange Commission.

About BARK
BARK is the world’s most dog-centric company, devoted to making all dogs happy with the best products, services, and content. BARK’s dog-obsessed team leverages its unique, data-driven understanding of what makes each dog special to design playstyle-specific toys, wildly satisfying treats, dog-first experiences that foster the health and happiness of dogs everywhere, and more. Founded in 2011, BARK loyally serves millions of dogs nationwide with BarkBox and Super Chewer, its themed toys and treats subscriptions; custom product collections through its retail partner network, including Target, Chewy, and Amazon; and BARK Air, the first air travel experience designed specifically for dogs first. At BARK, we want to make dogs as happy as they make us because dogs and humans are better together. Sniff around at bark.co for more information.

Forward Looking Statements
This press release contains “forward-looking statements” for purposes of the federal securities laws. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements under the US securities laws. All statements, other than statements of present or historical facts, contained in this press release, regarding the listing of our common stock on the NYSE and expectations, plans and objectives of management are forward-looking statements. Forward-looking statements are typically identified by such words as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook, “estimate,” “will,” “should,” “would” and “could” and other similar words and expressions. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by the forward-looking statements, including, but not limited to: our ability to implement business plans, forecasts, and other expectations; our ability to finance and invest in growth initiatives; the ability to get the stockholder approval to effectuate a reverse stock-split, if necessary; and the other risks disclosed in the Company's annual report on Form 10-K, copies of which may be obtained by visiting the Company’s Investor Relations website at https://investors.bark.co/ or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the Company on the date hereof. The Company assumes no obligation to update such statements.

Contacts
Investors:
Michael Mougias
investors@barkbox.com

Media:
Garland Harwood
press@barkbox.com